MANUFACTURING AGREEMENT

THIS MANUFACTURING AGREEMENT (the "**Agreement**") is made and entered into as of this 11th day of August, 2010 ("Effective Date"), by and between **IMPERIAL COACH BUILDERS, INC.**, a Missouri company, (the "**Imperial**") and **LIBERTY ELECTRIC CAR, INC.**, a Nevada company (the "**Liberty**").

RECITALS

WHEREAS, Liberty is in the business of converting gas vehicles to electric;

WHEREAS, Liberty is in the business of converting gasoline fueled vehicles to electric fueled vehicles, creating prototype conversion vehicles in compliance with U.S. laws, and the sale of products and franchises related to such business and activities ("Business").

WHEREAS, Imperial currently is in the business of manufacturing limousines and other vehicles at its manufacturing facility at 1903 Barnes, Springfield, Missouri ("Premises");

WHEREAS, Liberty is desirous of engaging Imperial to convert vehicles from gas to electric at its facility at the Premises for Liberty; and

WHEREAS, Imperial wishes to enter into this Manufacturing Agreement to convert vehicles from gas to electric at its facility in Springfield, Missouri for Liberty, all in accordance with the terms of this Agreement.

AGREEMENTS

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Liberty and Imperial hereby agree as follows:

1. Manufacturing Agreement/Confidentiality Agreement. A. Imperial and Liberty hereby agree that Imperial shall be the exclusive manufacturer for Liberty to convert vehicles from gas to electric. Imperial shall employ the techniques promulgated and required by Liberty which initial requirements are set forth on Exhibit A, which is attached hereto and incorporated in this Agreement, utilizing Patents and Intellectual Property licensed to Liberty, which Patents and Intellectual Property are listed and fully described on Exhibit B. Imperial acknowledges that the Patents and Intellectual Property are owned by Liberty Electric Cars USA LLC, an Illinois limited liability company ("LEC USA") and shall remain its exclusive property. LEC USA shall have privity to enforce any and all rights to the Patents and Intellectual Property listed on Exhibit B.

B. Imperial acknowledges that (i) the confidentiality of the Confidential Information (as defined below) is important and of significant value to Liberty and LEC USA, (ii) and (ii) if such Confidential Information were disclosed to a competing business or otherwise used in an

unauthorized manner, such disclosure or use would give a competing business an unfair advantage against Liberty and LEC USA, and (iii) Imperial, its employees, agents, assignees, directors, shareholders, agree not to disclose any Confidential Information to third parties, competing businesses or otherwise used in an unauthorized manner. "Confidential Information" means all trade secrets and other confidential and proprietary information involving the Patents and Intellectual Property listed on Exhibit B, including trade secrets, current and future product offerings and designs, technical information, systems, know-how and any other secret or confidential matter relating to any aspect of the Patents and Intellectual Property listed on Exhibit B. Imperial will not disclose any Confidential Information to third parties without the written consent of LEC USA and Liberty, which consent may be unreasonably withheld, delayed, or condition, at any time during the term of this Manufacturing Agreement.

2. Term. The term of this Agreement shall be for a period of two (2) years, which term may be extend for an additional two (2) years upon the agreement of the parties, except that the Agreement may terminate, at the option of Liberty, upon fifteen (15) days written notice upon a Default (as defined below) by Liberty.

Upon the expiration of the term of this Agreement, or on any earlier termination, Imperial shall not longer have any right or access to the Patents or Intellectual Property listed on Exhibit A. Upon the termination of this Agreement, Imperial shall immediately deliver to Liberty all Confidential Information, and all materials and equipment of any nature pertaining to the Confidential Information, and any and all reproductions thereof. Upon the expiration of the term of the Manufacturing Agreement, Imperial will not disclose, use or exploit any Confidential Information.

3. Fee/Audit. Liberty shall pay to Imperial a fee equal to its Hard Cost for each vehicle converted from gas to electric and delivered to Liberty. Liberty shall pay Imperial said Hard Costs upon delivery of each converted vehicle. "Hard Costs" shall be reasonably determined by the Parties at the time of the delivery of the first vehicle converted from gas to electric by Imperial. The Parties agree to act in good faith to mutually agree upon the scope and calculation of "Hard Cost".

Imperial shall utilize its Premises and its existing employees to convert the gas vehicles to electric vehicles for Liberty. Imperial shall provide its services to Liberty at cost, with no mark up of any kind. For the purpose of confirming Hard Costs as calculated by Imperial, Imperial will record and maintain each and every receipt, invoice, statement, summary records, costs, or fees as it relates to Liberty's Business for a period of three (3) years. Imperial will prepare, preserve, and maintain for each calendar year for a period of not less than three (3) years (even after the end or expiration of this Agreement) these books, accounts, and records:

(1) A single, separate bank account into which all receipts of related to the Business or other revenue from operations on or from the Premises are deposited;

(2) All bank statements detailing transactions in or through the Business bank account;

(3) A general ledger or a summary record of all cash receipts and disbursements from Business operations on or from the Premises;

(4) Copies of all tax returns filed with any governmental authority that reflect in any manner sales. income. or revenue generated related to the Business.. including. but not limited to, federal income tax returns and state sales or use tax returns;

(5) Other records or accounts that Liberty may reasonably require in order to ascertain, document, or substantiate costs and expenses claimed by Imperial, including but not limited to employee wages, and all costs associated with maintaining the Premises.

All of the books, records, and other documents will be maintained at the Premises and in the manner recited in this paragraph, and will be open to inspection, examination, copying and audit by Liberty or Liberty's designated representative, at no cost, upon giving Imperial five (5) days' prior notice of Liberty's intention to exercise its rights under this paragraph. In connection with an examination or audit, Liberty will have the right to inspect the records of sales from any other companies engaged in the conversion of vehicles from gas to electric. If upon inspection or examination of Imperial's available books and records of account, Liberty determines that Imperial has failed to maintain, preserve, or retain the documents, books, and records that this Agreement requires Imperial to maintain in the manner set forth in this paragraph, Liberty will give Imperial thirty (30) days to cure the deficiencies. Further, if Imperial is found to be deficient in maintaining any of documents, books, or records, Imperial will reimburse Liberty for all reasonable expenses incurred by Liberty in determining the deficiencies, including without limitation, any audit or examination fees incurred by Liberty.

If Imperial fails to cure the deficiencies within thirty (30) days after notice, Liberty may, at its option, hold Liberty in default of the Agreement and may immediately terminate this Agreement.

If an audit or examination by Liberty, or its representative, discloses that Imperial has failed to account for the Hard Costs accurately, and that Hard Costs have been over reported, Imperial (i) will immediately reimburse Liberty for all reasonable expenses incurred by Liberty in performing the examination, (ii) shall immediately reimburse Liberty the amount that was over reported which amount shall bear interest at a rate of fifteen percent (15%) per annum from the date the amount was paid by Liberty until said amounts are paid in full with interest, and Liberty may, at its option, immediately terminate this Agreement.

For the purpose of confirming that the Hard Costs incurred by Imperial and charged to Liberty do not exceed the fair market value for said services, Liberty may, solicit bids and/or requests for proposals, from third parties to convert gas vehicles to electric. In the event that a third party proposal for said services is less than the Hard Costs incurred by Imperial, the Parties shall agree (i) to reduce the Hard Costs to the amount set forth in the bid or request for proposal for the extended term of the Agreement, or (ii) either Party may terminate the Agreement effective on the twenty-fourth month after the Effective Date of the Agreement.

4. Assignment. Imperial shall not assign or sublet all or any portion of this Agreement to a third party.

5. Notices. No notice or other communications given under this Agreement shall be effective unless the same is in writing, and is delivered in person, mailed by registered or certified mail, return receipt requested, first class, postage prepaid, facsimile, or delivered by national overnight courier service. Notices shall be in writing and shall be deemed properly served: (a) two (2) business days after being deposited with the United States Postal Service, as registered or certified mail, return receipt requested, bearing adequate postage, or (b) one (1) business day after being deposited with a reputable overnight express carrier (e.g. Federal Express, Airborne, Express Mail, UPS) for guaranteed next business day delivery with a request that the addressee sign a receipt evidencing delivery, or (c) upon receipt if sent via facsimile with proof of transmission, or (d) upon receipt if personally delivered. Notices shall be addressed as follows:

Liberty:	Liberty Electric Car, Inc. Attention: Gary Spaniak, Sr. 1903 North Barnes Avenue Springfield, Illinois 65803 Facsimile: 417-866-6142
With a copy to:	Charles B. Pearlman, Esq. Pearlman & Pearlman LLC Counsel to Quintairos, Prieto, Wood & Boyer, P.A. One East Broward Boulevard, Suite 1400 Fort Lauderdale, FL 33301 Facsimile: 954-523-7009
	Law Offices of J. David Ballinger, P.C. 159 North Marion Street #219 Oak Park, Illinois 60301 Attn: J. David Ballinger Facsimile: 312-896-1590
Imperial:	Imperial Coach Builders, Inc. Attention: Gary Spaniak, Sr. 1903 North Barnes Avenue Springfield, Illinois 65803 Facsimile: 417-866-6142

Either party may change its address for notices by sending notice of its new address to the other party hereto in the manner set forth above. Any change of addresses furnished shall comply with the notice requirements of this Section.

6. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Missouri. To induce Liberty to enter into this Agreement, Imperial irrevocably agrees that, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT WILL BE LITIGATED IN COURTS HAVING SITUS IN GREEN COUNTY, STATE OF MISSOURI (OR OTHER LOCATION ACCEPTABLE TO LENDER). IMPERIAL HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN GREEN_ COUNTY, STATE OF MISSOURI, WAIVE PERSONAL SERVICE OF PROCESS UPON IMPERIAL, AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO IMPERIAL AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

IMPERIAL WAIVEW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT, AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

7. Default. If any one or more of the following events occur, said event or events shall hereby be a Default hereunder:

(a) if Imperial shall make an assignment for the benefit of creditors or files a petition in any court in bankruptcy, reorganization, composition, or make an application in any such proceedings for the appointment of a trustee or receiver for all or any portion of its property;

(b) if any petition shall be filed against Imperial in any bankruptcy, reorganization, or insolvency proceedings, and said proceedings shall not be dismissed or vacated within sixty (60) days after such petition is filed;

(c) if a receiver or trustee shall be appointed under state law for Imperial, for all or any portion of the property, and such receivership or trusteeship shall not be set aside within thirty (30) days after such appointment;

(d) if any execution, levy, attachment or other legal process of law shall occur upon Imperial's goods and/or fixtures;

(e) if Imperial discloses any Confidential Information to any third parties; or

(f) if Imperial fails to convert gas vehicles to electric in accordance with the procedures and techniques promulgated by Liberty from time to time; or

(g) if Imperial fails to accurately report Hard Costs to Liberty; or

(h) if Imperial fails to maintain all books and records in accordance with Paragraph 3 above.

If a Default occurs, Liberty may terminate this License, in which event the Term of this License shall end, and all rights of Imperial hereunder shall expire, and Imperial shall immediately deliver to Liberty all Confidential Information, and all materials and equipment of any nature pertaining to the Confidential Information, and any and all reproductions thereof.

In the event that Imperial discloses any Confidential Information to any third parties, Imperial shall also be liable to Liberty for all direct and consequential damages which Liberty shall suffer for such disclosure.

The rights and remedies of Liberty set forth herein shall be in addition to any other right and remedy now or hereinafter provided by law, and all such rights and remedies shall be cumulative. No action or inaction by Liberty shall constitute a waiver of a Default and no waiver of Default shall be effective unless it is in writing, signed by the Liberty. If on account of any breach or default by Imperial in Imperial's obligations under the terms and conditions of this Agreement, it shall become necessary or appropriate for Liberty to employ or consult with any attorney concerning or to enforce or defend any of Liberty's rights or remedies hereunder, Imperial agrees to pay any reasonable attorney's fees so incurred.

8. Imperial's Representation. This Agreement has been duly authorized, executed and delivered by and on behalf of Imperial and constitutes the valid and binding agreement of Imperial in accordance with the terms hereof. Imperial represents, warrants and covenants that it has the requisite skill, knowledge and expertise to convert gas vehicles to electric in accordance with the procedures and techniques promulgated by Liberty.

9. Liberty's Representation. This Agreement has been duly authorized, executed and delivered by and on behalf of Liberty and constitutes the valid and binding agreement of Liberty in accordance with the terms hereof.

10. Counterparts/Facsimile. This Agreement may be executed in counterparts, which taken together shall constitute one and the same instrument. The parties acknowledge and agree to accept and be bound by facsimile or electronically transmitted copies of this Agreement and its counterparts.

11. Miscellaneous. If any provision of this Agreement is in conflict with any statute or rule of law or is otherwise unenforceable for any reason whatsoever, then that provision is void to the extent of the conflict or unenforceability, and severed from but does not invalidate any other provision of this Agreement. No waiver by the Liberty of any right or remedy granted or failure to insist on strict performance by the Liberty waives any right or remedy of the Imperial, nor does the subsequent exercise of the same right or remedy of the Liberty for any subsequent default by the Imperial. All rights and remedies of the Liberty are cumulative.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

IMPERIAL:

IMPERIAL COACH BUILDERS, INC.,
a Missouri company

By: ______________________
Garry Spanier, President

LIBERTY:

LIBERTY ELECTRIC CAR, INC.,
a Nevada company

By: ______________________
Name: Garry Spanier
Title: VP